UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☐	Definitive additional materials.
☒	Soliciting material pursuant to §240.14a-12.

ADE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒    No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing consists of a memorandum that was sent via email to the holders of outstanding options to acquire shares of common stock of ADE Corporation, or ADE, in connection with the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 2006, among KLA-Tencor Corporation, or KLA-Tencor, ADE and South Acquisition Corporation.

_____________________________________________________________________________

Stock Option Holder:

Option holders have asked how, under the revised terms, stock options will be converted from ADE to KLA-Tencor options since deal terms were revised from stock to cash. The conversion will, as earlier, be neutral, and should preserve the amount you are “in the money” at closing. Upon closing, the “in the money” value of your outstanding options is again subject to equity price fluctuations, either a rise or fall depending on the KLA-Tencor stock price. Vesting schedules will remain the same as your current agreement and new overriding agreements are expected to be issued by KLA-Tencor as soon as practical.

For your use, I have attached an example that shows an employee with 1,000 vested options (though the calculation is the same for unvested options). The options in the example were granted with a strike price of $10.00. The actual “5-day average KLA-Tencor stock price” will be the average of the KLA-Tencor closing price on the last 5 business days before the deal is consummated; the number of $40.625 used here is for example-purposes only.

*****

ADE Stock Option Conversion
(for example only)

	Assumed:	Assumed:	Assumed:	Assumed:
Per Share	Vested	ADE	5-day	Pre-close
Transaction	ADE	Strike	KLA Avg	ADE in
Price	Options	Price	Price	the Money
$32.50	1,000	$10.00	$40.625	$22,250

(1) Convert ADE options to KLA options
This is a ratio of $32.50 to KLA 5 day average pre-closing:
$32.50/$40.625 = .8000 KLA

# of options: 1,000 ADE x .8000 = 800 KLA

(2) Strike Price Adjustment
This is a reset strike price = to your strike price divided by the above calculated ratio
$10.00/.8000 = $12.50

(3) Value Proof that Pre-Close = Post-close
ADE options
Value 1,000 x $32.50 =	$32,500
Cost 1,000 x $10.00 =	$10,000
	$22,500

KLA options
Value 800 x $40.265 =	$32,500
Cost 800 x $12.50 =	$10,000
	$22,500

Additional Information and Where to Find It

In connection with the proposed merger, ADE will file a proxy statement and other relevant documents with the Securities and Exchange Commission, or the SEC. ADE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. ADE STOCKHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ADE AND KLA-TENCOR THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ADE BY DIRECTING A REQUEST TO: ADE CORPORATION, 80 WILSON WAY, WESTWOOD, MASSACHUSETTS 02090, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (781) 467-3500. DOCUMENTS FILED WITH THE SEC BY KLA-TENCOR MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM KLA-TENCOR BY DIRECTING A REQUEST TO: KLA-TENCOR CORPORATION, 160 RIO ROBLES, SAN JOSE, CALIFORNIA 95134, ATTENTION: GENERAL COUNSEL, TELEPHONE: (408) 875-3000.

KLA-Tencor, ADE and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding KLA-Tencor’s directors and executive officers is available in KLA-Tencor’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on October 13, 2005, and information regarding ADE’s directors and executive officers is available in ADE’s annual report on Form 10-K for the year ended April 30, 2005, and its proxy statement for its 2005 annual meeting of stockholders, which were filed with the SEC on July 26 and August 19, 2005, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.